EV Energy Partners Announces Second Quarter 2007 Results, Anticipated Distribution Increase and Additional Commodity Price Hedges

HOUSTON, August 14, 2007 (BUSINESS WIRE) -- EV Energy Partners, L.P. (Nasdaq:EVEP) today announced results for the second quarter of 2007 and filed its Form 10-Q with the Securities and Exchange Commission.

In addition, with the inclusion of the Central/East Texas acquisition, which closed on June 27, 2007, management anticipates that it will recommend to the Board of Directors a $0.06 increase in the quarterly distribution rate to $0.56 per unit, or a 12% increase, beginning with the distribution for the third quarter of 2007 (payable during the fourth quarter of 2007), as well as a further increase in the distribution rate for the fourth quarter of 2007 (payable during the first quarter of 2008).

Second Quarter 2007 Results

EVEP reported net income of $12 million, or $0.93 per basic and diluted weighted average unit outstanding, for the quarter ended June 30, 2007. Included in net income was $3.4 million of non-cash gains on commodity derivatives and $0.3 million of non-cash unit based compensation costs contained in general and administrative expenses. Adjusted EBITDA for the quarter, as described in the attached table under “Non-GAAP Measures”, was $13.7 million.

Production for the quarter was 2.14 Bcf of natural gas and 35 MBbls of crude oil and natural gas liquids, or 2.35 Bcfe, a 75% increase over first quarter 2007 production of 1.34 Bcfe. This increase was primarily due to the inclusion of a full three months of production from the Monroe field acquisition, which closed on March 30, 2007, as well as the Michigan acquisition, which closed on January 31, 2007.

John B. Walker, Chairman and CEO, stated “We are pleased with our growth and results for the quarter and look forward to the remainder of 2007, which will fully include our Central/East Texas acquisition as well as our recently announced Permian Basin acquisition upon closing.”

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our second quarter 2007 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP web site at http://www.evenergypartners.com.

Conference Call

As announced on August 13, 2007, EV Energy Partners, L.P. will host an investor conference call tomorrow, August 15, 2007 at 10:00am (Eastern Time). Investors interested in participating in the call may dial 303-262-2142 and ask for the EV Energy Partners call at least 5 minutes prior to the start time, or may listen live over the internet through the Investor Relations section of the EVEP web site at http://www.evenergypartners.com .

Additional Hedges

EVEP has expanded its commodity hedge program since the end of the second quarter. The hedges that have been entered into since the company last updated its hedge position in its June 27, 2007 press release are provided below in the Hedge Summary Table. EVEP utilizes derivative instruments, such as price swaps and collars, to minimize the variability of its forecasted cash flows due to price movements in natural gas and crude oil.

Hedge Summary Table

	Swap	Swap
	Volume	Price
	(MMmbtu / MBbls)
Natural Gas
2009
MichCon Citygate	365	$8.920
Houston Ship Channel	730	$8.470
El Paso Permian	913	$7.930

2010
NYMEX	1,825	$8.400

Crude Oil (NYMEX)
8/2007 - 9/2007	24.4	$73.375
10/2007 - 12/2007	82.8	$73.722
2008	183.0	$73.000
2009	146.0	$72.420
2010	146.0	$72.060

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available on the internet at http://www.evenergypartners.com .

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EV Energy Partners, L.P.
Operating Statistics

	Three Months Ended	Six Months Ended
	June 30, 2007	June 30, 2007
Production data:
Oil and natural gas liquids (MBbls)	35	66
Natural gas (MMcf)	2,143	3,301
Net production (MMcfe)	2,352	3,698

Average sales price per unit (1):
Oil and natural gas liquids (Bbl)	$59.31	$57.05
Natural gas (Mcf)	7.34	7.29

Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.79	$1.76
Production taxes	0.20	0.23
Total	1.99	1.99
Depreciation, depletion and amortization	1.49	1.50
General and administrative expense	0.91	1.01

(1) Prior to $1.8 million and $4.0 million of net realized hedge gains for the three months and six months ended June 30, 2007, respectively.

EV Energy Partners, L.P.
Balance Sheet
(in $ thousands)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$13,301	$1,875
Accounts receivable:
Oil and natural gas sales	10,148	4,608
Related party	2,846	1,996
Other	74	56
Derivative asset	5,797	5,929
Prepaid expenses and other current assets	1,259	790
Total current assets	33,425	15,254

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization; June 30, 2007, $11,029; December 31, 2006, $4,092	368,272	114,401

Other property, net of accumulated depreciation and amortization; June 30, 2007, $211; December 31, 2006, $195	253	283
Long-term derivative asset	474	2,286
Other assets	845	465
Total assets	$403,269	$132,689

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,638	$3,248
Total current liabilities	4,638	3,248

Asset retirement obligations	11,309	5,188
Share-based compensation liability	498	-
Long-term derivative liability	1,930	-
Long-term debt	75,000	28,000

Commitments and contingencies

Owners’ equity:
Common unitholders	294,612	77,701
Subordinated unitholders	8,617	10,830
General partner interest	3,592	3,379
Accumulated other comprehensive income	3,073	4,343
Total owners’ equity	309,894	96,253
Total liabilities and owners’ equity	$403,269	$132,689

EV Energy Partners, L.P.
Results of Operations
(in $ thousands, except per unit data)

	Three Months Ended	Six Months Ended
	June 30, 2007	June 30, 2007
	(Consolidated)	(Consolidated)
Revenues:
Oil, natural gas and natural gas liquids revenues	$17,791	$27,831
Gain on derivatives, net	947	1,694
Transportation and marketing-related revenues	4,400	5,620
Total revenues	23,138	35,145

Operating costs and expenses:
Lease operating expenses	4,215	6,521
Cost of purchased natural gas	3,777	4,886
Production taxes	479	852
Asset retirement obligations accretion expense	123	214
Depreciation, depletion and amortization	3,504	5,536
General and administrative expenses	2,129	3,731
Total operating costs and expenses	14,227	21,740

Operating income	8,911	13,405

Other income (expense), net:
Interest expense	(1,380)	(2,323)
Gain (loss) on mark-to-market derivatives, net	4,245	(2,000)
Other income, net	181	273
Total other income (expense), net	3,046	(4,050)

Net income	$11,957	$9,355
General partner’s interest in net income	$239	$187
Limited partners’ interest in net income	$11,718	$9,168
Net income per limited partner unit:
Common units (basic and diluted)	$0.93	$0.84
Subordinated units (basic and diluted)	$0.93	$0.84
Weighted average limited partner units outstanding:
Common units (basic and diluted)	9,554	7,756
Subordinated units (basic and diluted)	3,100	3,100

EV Energy Partners, L.P.
Statement of Cash Flows
(in $ thousands)

Six Months Ended
June 30, 2007
(Consolidated)
Cash flows from operating activities:
Net income	$9,355
Adjustments to reconcile net income to net cash flows provided by operating activities:
Asset retirement obligations accretion expense	214
Depreciation, depletion and amortization	5,536
Share-based compensation cost	498
Amortization of deferred loan costs	57
Unrealized loss on derivatives, net	4,304
Changes in operating assets and liabilities:
Accounts receivable	353
Prepaid expenses and other current assets	462
Other assets	(285)
Accounts payable and accrued liabilities	575
Net cash flows provided by operating activities	21,069

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(258,935)
Development of oil and natural gas properties	(3,111)
Net cash flows used in investing activities	(262,046)

Cash flows from financing activities:
Debt borrowings	243,350
Repayment of debt borrowings	(196,350)
Deferred loan costs	(153)
Proceeds from private equity offering	220,000
Offering costs	(131)
Distributions to partners and dividends paid	(8,512)
Distributions related to acquisitions	(5,801)
Net cash flows provided by (used in) financing activities	252,403

Increase (decrease) in cash and cash equivalents	11,426
Cash and cash equivalents - beginning of period	1,875
Cash and cash equivalents - end of period	$13,301

Non GAAP Measures

We define Adjusted EBITDA as net income (loss) plus interest expense (income), depreciation, depletion and amortization, accretion of asset retirement obligation, unrealized loss (gain) on derivatives, non-cash compensation expense, write-off of deferred financing costs, income tax provision, exploration expense and dry hole cost and impairment of unproved properties.

Adjusted EBITDA is used by our management to indicate (prior to the creation of any reserves) the cash available to pay distributions to our unitholders, after deduction for estimated maintenance capital expenditures and interest expense. This financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA is also a quantitative standard used throughout the investment community with respect to performance of publicly-traded partnerships. Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA excludes some, but not all, items that effect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

EV Energy Partners, L.P.
Reconciliation of Net Income to Adjusted EBITDA
(in $ thousands)

	Three Months Ended	Six Months Ended
	June 30, 2007	June 30, 2007

Net income	11,957	9,355
Add:
Interest expense/(income), net	1,170	2,048
Depreciation, depletion and amortization	3,504	5,536
Asset retirement obligation accretion expense	123	214
Non-cash (gains) losses on commodity derivatives	(3,391)	4,304
Non-cash unit based compensation expense	302	498
Adjusted EBITDA	13,665	21,955

Estimated maintenance capital expenditures (1)	4,000	6,300

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144
http://www.evenergypartners.com